EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of ISTA Pharmaceuticals, Inc.:

(1)	Registration Statement (Form S-3 No. 333-82726),

(2)	Registration Statement (Form S-3 No. 333-90994),

(3)	Registration Statement (Form S-3 No. 333-101120),

(4)	Registration Statement (Form S-3 No. 333-103820),

(5)	Registration Statement (Form S-3 No. 333-114815),

(6)	Registration Statement (Form S-3 No. 333-135799),

(7)	Registration Statement (Form S-3 No. 333-144344),

(8)	Registration Statement (Form S-3 No. 333-144345),

(9)	Registration Statement (Form S-3 No. 333-154713),

(10)	Registration Statement (Form S-3 No. 333-155187),

(11)	Registration Statements (Form S-8 Nos. 333-56042),

(12)	Registration Statements (Form S-8 No.333-103281),

(13)	Registration Statements (Form S-8 No 333-103276),

(14)	Registration Statements (Form S-8 No 333-103279),

(15)	Registration Statements (Form S-8 No 333-104434),

(16)	Registration Statements (Form S-8 No 333-119910),

(17)	Registration Statements (Form S-8 No 333-123026),

(18)	Registration Statements (Form S-8 No 333-129036),

(19)	Registration Statements (Form S-8 No 333-131793),

(20)	Registration Statements (Form S-8 No 333-138204),

(21)	Registration Statements (Form S-8 No 333-140577),

(22)	Registration Statements (Form S-8 No 333-149621),

of our report dated February 17, 2009, with respect to the consolidated financial statements of ISTA Pharmaceuticals, Inc. and our report dated February 17, 2009, with respect to the effectiveness of internal control over financial reporting of ISTA Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) of ISTA Pharmaceuticals, Inc. for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Irvine, California

February 17, 2009